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                                                                 Exhibit 23.1

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-1663) pertaining to the 1995 Stock Incentive Compensation Plan of Gargoyles, Inc. of our report dated April 2, 1998 with respect to the consolidated financial statements and schedule for the year ended December 31, 1997 included in the Annual Report on Form 10-K for the year ended December 31, 1999.


Seattle, Washington
March 30, 2000